Exhibit 99.1

EXPRO EXPANDS PRESENCE AND PRODUCT OFFERINGS, COMPLETES ACQUISITION OF UK-BASED CORETRAX

HOUSTON – May 15, 2024 – Expro (NYSE: XPRO), a leading provider of energy services, has completed its acquisition of Coretrax, a technology leader in performance drilling tools and wellbore cleanup, well integrity, and production optimization solutions based in Aberdeen, Scotland. The effective date of closing was May 1, 2024.

The acquisition of Coretrax, from an investment group led by Buckthorn Partners, will enable Expro to expand its portfolio of cost-effective, technology-enabled Well Construction and Well Intervention & Integrity solutions.

Michael Jardon, Expro Chief Executive Officer, said, “This is an exciting day as we officially welcome John Fraser and his Coretrax teammates to the Expro family. We expect the acquisition to accelerate the growth of Coretrax’s innovative, high value-adding drilling optimization, well integrity and production enhancing technology solutions by leveraging Expro’s global operating footprint.

“Integrating Coretrax’s leading technologies will strengthen our current foothold in the Europe and Sub-Saharan Africa and Middle East and North Africa regions and is expected to open new avenues for growth in North and Latin America and Asia-Pacific. We look forward to leveraging the complementary capabilities and customer relationships of Expro and Coretrax to deliver additional value to our customers and other stakeholders."

John Fraser, CEO at Coretrax added, “This marks the beginning of a brand-new chapter for Coretrax as we unite with Expro to expand our capabilities. Completing this agreement means both organizations working in sync to take on the most complex well challenges. We are proud of our innovation-led approach, strong customer base and performance history as we join forces with Expro to create greater value for customers around the globe.”

Total consideration paid at closing was comprised of $75 million of cash and 6.75 million newly issued Expro common shares.

Wells Fargo Securities, LLC is serving as financial advisor to Expro and CMS Cameron McKenna Nabarro Olswang LLP is acting as legal counsel on the transaction. Evercore is serving as financial advisor, Blackwoods is acting as legal counsel to Coretrax, and Sidley Austin is acting as legal counsel to Buckthorn Partners on the transaction.

ENDS

Notes to Editors:

Expro

Working for clients across the entire well life cycle, Expro is a leading provider of energy services, offering cost-effective, innovative solutions and what the Company considers to be best-in-class safety and service quality. The Company’s extensive portfolio of capabilities spans well construction, well flow management, subsea well access, and well intervention and integrity solutions.

With roots dating to 1938, Expro has approximately 8,000 employees and provides services and solutions to leading exploration and production companies in both onshore and offshore environments in approximately 60 countries.

For more information, please visit expro.com and connect with Expro on X (formerly Twitter) @ExproGroup and LinkedIn @Expro.

Media Contact

InvestorRelations@expro.com

MediaRelations@expro.com

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made from time to time by representatives of Expro Group Holdings N.V. (“the Company”), may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, the estimates and projections regarding the outcome and benefits of the proposed Coretrax acquisition, the Company’s ability to achieve the anticipated synergies as a result of the proposed Coretrax acquisition, and the Company’s future business strategy and prospects for growth, and are indicated by words or phrases such as “anticipate,” “outlook,” “estimate,” “expect,” “project,” “believe,” “envision,” “goal,” “target,” “can,” “will,” and similar words or phrases. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to certain risks and uncertainties, many of which are unforeseeable and beyond our control. The factors that could cause actual results, performance or achievements to materially differ include, among others the risk factors identified in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, historical practice, or otherwise.